SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2002

ANC Rental Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30776	65-0957875

(Commission File Number)	(IRS Employer Identification No.)

200 South Andrews Avenue, Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 320-4000

ITEM 5. OTHER EVENTS.

As previously reported on Form 8-K on November 13, 2001, ANC Rental Corporation (the “Company”) and certain of its direct and indirect U.S. subsidiaries (each, a “Debtor,” and collectively, “Debtors”) filed voluntary petitions under chapter 11 of title 11, United States Code, in the United States Bankruptcy Court for the District of Delaware (Case No. 01 – 11200 et al., Jointly Administered) on November 13, 2001. The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to the Bankruptcy Code. On January 22, 2002, the Debtors filed with the Court their required consolidated Monthly Operating Report for the forty-nine day period ended December 31, 2001 in a form prescribed by the office of the United States Trustee of the Department of Justice for the District of Delaware. The Monthly Operating Report includes data for the Debtors only. This data is presented in accordance with the requirements of the Bankruptcy Court and is not presented on a basis consistent with the consolidated financial statements that the Company has filed under the Securities Exchange of 1934 as amended, (“Exchange Act”). Exhibit 99.1 to this Current Report on Form 8-K contains the text of the Monthly Operating Report which has been filed with the Court (other than certain schedules). The Company’s informational filings with the Court, including the complete Monthly Operating Report, are available to the public at the office of the Clerk of the Bankruptcy Court, 824 Marlet Street, 5th Floor, Wilmington, Delaware, 19801. The Monthly Operating Report may be available electronically, for a fee, through the Court’s Internet world wide web site, whose address is www.deb.uscourts.gov (Case No. 01 – 11200). The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the specific purpose of providing the basis for an investment decision relating to any of the securities of the Company or other Debtors or any other affiliate of the Company. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by the applicable bankruptcy laws and is subject to future adjustment and reconciliation. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act.

These combined statements of the Debtors have been prepared assuming continuity of operations, realization of assets and payment of liabilities. Under bankruptcy law, actions by creditors to collect pre-petition indebtedness owed by the Debtors are stayed and other pre-petition contractual obligations may not be enforced against the Debtors. As a result of the chapter 11 filing, there is no assurance that the carrying amounts of assets will be realized or that liabilities will be settled for amounts recorded. After negotiations with various parties in interest, the Debtors expect to present a chapter 11 plan to restructure their obligations. A chapter 11 plan will likely change the amounts reported in the financial statements and cause a material change in the carrying amount of assets and liabilities.

Due to material uncertainties, it is not possible to predict the length of time the Debtors will operate under chapter 11 protection, the outcome of the proceedings in general, the effect of the proceedings on the Debtors’ businesses or the recovery by creditors of the Debtors and equity holders of the Company.

The Company provides no assurance that the combining balance sheet and results of operations included herewith fairly and materially represent the results of operations and financial position of the Company taken as a whole. The divisions and operations excluded relate to international operations, a certain insurance captive and special purpose financing entities, which were not part of the chapter 11 filing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

99.1    Monthly Operating Report filed with the United States Bankruptcy Court, Wilmington, Delaware.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2002

ANC Rental Corporation

	By:	/s/ Wayne Moor Wayne Moor Senior Vice President, Chief Financial Officer

Exhibit Index

99.1    Monthly Operating Report filed with the United States Bankruptcy Court, Wilmington, Delaware.